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                                                                   EXHIBIT 10.21


                                 PROMISSORY NOTE


$50,000,000                                                       August 1, 1997


                  FOR VALUE RECEIVED, the undersigned, WFS FINANCIAL INC, a California corporation (the "Maker"), promises to pay to the order of WESTERN FINANCIAL BANK, F.S.B., a federal Bank (the "Bank"), the principal sum of FIFTY MILLION DOLLARS ($50,000,000) (the "Principal") on or before July 31, 2007.

                  Interest on Principal. The Principal shall bear interest at a fixed rate per annum of nine and forty-two hundredths percent (9 42/100%) (the "Rate of Interest"). Such interest shall be payable quarterly in arrears, on the last day of January, April, July and October of each year commencing on October 31, 1997; provided, however, that in the event any such payment date is not a business day, then on the next business day thereafter (and such extension of time shall be excluded in the computation of interest). All interest payable pursuant to this Section 2 and Section 8 hereof (i) is hereinafter collectively referred to as "Interest", and (ii) shall be calculated on the basis of 30 day months on the basis of a year of 360 days.

                  Scheduled Payments of Principal. Subject to the acceleration provisions of Section 5 hereof, the Principal shall be payable in two equal annual installments of $25,000,000 commencing on July 31, 2001.

                  Payments. The Principal, Interest and "Costs" (as defined herein) are collectively referred to herein as the "Obligations". All payments of the Obligations shall be payable in lawful money of the United States of America at:

                            16485 Laguna Canyon Road
                            Irvine, California 92618

or wherever otherwise designated in writing from time to time by the holder of this Note. All payments made under this Note shall be credited first to Costs (to the extent such Costs have not been paid in accordance with Section 5 hereof), then to Interest to the extent accrued and unpaid, and then to Principal. All payments by the Maker under this Note (i) shall be made without setoff or counterclaim, and (ii) shall be made under all circumstances, irrespective of any restrictions then existing in any jurisdiction and without requiring the fulfillment of any formality.

                  Costs. The Maker shall pay to the Bank all Costs incurred by the Bank as and when so incurred. "Costs" shall mean all costs and expenses incurred by or on behalf of the Bank (including, without limitation, all reasonable attorneys' fees and expenses) in connection with the collection and enforcement of this Note.

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                  Acceleration.

                  5.1 As used herein, the term "Event of Default" shall mean the occurrence of any of the following events:

                                    A default in the payment when due and in the
                  manner prescribed herein of any installment of Principal or Interest and such default shall not be cured within seven (7) business days after the Bank has given written notice to the Maker of such default.

                                    The failure, refusal or neglect of the Maker
                  to observe or perform for any reason any of the covenants, conditions, agreements or provisions contained in this Note (other than the payment of any Obligation of which the failure to pay constitutes an Event of Default described in clause (i) immediately above) and such failure, refusal or neglect shall not be cured within forty-five (45) days after the Bank has given written notice to the Maker of such failure, refusal or neglect.

                                    Any representation or warranty made by the
                  Maker in this Note shall prove to have been false or misleading in any material respect.

                                    The Maker shall be dissolved or shall
                  sustain the loss, cancellation or forfeiture of its legal status or good standing by reason of any judicial, extra-judicial or administrative proceedings or otherwise, or shall (a) apply for or consent to the appointment of a receiver, trustee or liquidator of the Maker or of all or a substantial part of the Maker's assets; (b) be unable to, or admit in writing its inability to, pay its debts as they mature; (c) make a general assignment for the benefit of creditors; (d) be adjudicated a bankrupt or insolvent; (e) file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement for the benefit of creditors or take advantage of any insolvency law in its capacity as a debtor; (f) interpose an answer admitting the material allegations of the petition filed against the Maker in any bankruptcy, reorganization or insolvency proceedings; (g) take any action which would have the effect of dissolving the Maker; or (h) take any action for the purpose of effecting any of the foregoing.

                                    Any (a) involuntary petition is filed
                  against the Maker seeking to subject it to any bankruptcy, insolvency or similar laws and such petition shall remain unstayed or not be withdrawn for a period of forty-five (45) days; or (ii) order, judgment or decree shall be entered against the Maker by any court of competent jurisdiction approving a petition seeking its reorganization or appointment of a receiver, trustee or liquidator of the Maker or of all or a substantial part of its assets and such order, judgment or decree shall continue and stay in effect for a period of forty-five (45) days.

                  5.2 Upon the occurrence of an Event of Default, the Bank may declare all of the Obligations to be forthwith due and payable, whereupon all such Obligations shall become immediately due and payable without presentment, demand or notice of any kind to the Maker; provided, however, that such acceleration shall be automatic upon the occurrence of an Event of Default specified in clauses (iv) or (v) of
         Section 5.1 hereof, and no declaration or other act of the Bank shall be necessary to effect such acceleration.

                  Waiver of Notice. The Maker hereby waives diligence, demand, protest, presentment for payment and notice of protest, dishonor and non-payment of and formalities of any kind relative to this Note and agrees that the time of payment hereunder may be extended by the Bank or this Note renewed by the Bank, without notice and without releasing the Maker. The right to plead any and all statutes of limitations as a defense to this Note is hereby waived to the fullest extent permitted by law.

                  Overdue Obligations. All Obligations not paid on or before the applicable due date shall bear interest until paid at the Rate of Interest.

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                  Maximum Rate. No provision of this Note shall be deemed to establish or require the payment of interest at a rate in excess of the maximum rate permitted by applicable law. In the event that the interest required to be paid under this Note exceeds the maximum rate permitted by applicable law, the interest required to be paid hereunder shall be automatically reduced to the maximum rate permitted by applicable law. In the event any interest paid exceeds the then applicable legal rate, the excess of such interest over the maximum amount of interest permitted to be charged shall automatically be deemed to be applied to reduce unpaid Costs, if any; then to reduce accrued and unpaid interest, if any; and then to reduce Principal; the balance of any excess interest remaining after application of the foregoing, if any, shall be refunded to the Maker.

                  Governing Law. This Note (i) shall be subject to, construed and governed by, the laws of the State of California without giving effect to such state's conflict of law provisions, (ii) shall be binding upon the successors and assigns of the Maker, and (iii) shall inure to the benefit of the Bank and its successors and assigns. Notwithstanding the foregoing, the Maker may not assign its obligations under this Note without the prior written consent of the Bank.

                  Severability of Provisions. Any provision of this Note which is invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof, and any such invalidity, illegality or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.

                  Enforceability. By its execution hereof, the Maker represents and warrants to the Bank that this Note is its valid and binding obligation, enforceable according to its terms, and agrees to be liable for all Obligations hereunder.

                  No Waiver. No waiver on the part of the Bank in exercising, or partial exercise of, any right, power or privilege under this Note shall operate as a waiver of any privilege or right hereunder of the Bank or preclude any other further exercise of any right, power or privilege.

         14. Senior Indebtedness. Maker hereby covenants that until this Note is paid in full, the Maker will not incur any indebtedness which is senior to the obligations evidenced by this Note, other than (i) indebtedness under that certain Promissory Note in the amount of $125,000,000 dated as of May 1, 1995, between the Maker and the Bank; (ii) any indebtedness collateralized or secured under that certain Revolving Line of Credit Agreement dated as of May 1, 1995, between the Maker and the Bank; and (iii) other indebtedness for similar types of warehouse credit.

         IN WITNESS WHEREOF, the Maker has caused this Note to be executed and delivered by its duly authorized signatory as of the date and year first above written.

                                       WFS FINANCIAL INC


                                       By:  /s/  JOY SCHAEFER
                                            ------------------------------------
                                            Joy Schaefer


                                       Its: President
                                            ------------------------------------